UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On October 26, 2012, Vantiv, LLC and National Processing Company, each an indirect subsidiary of Vantiv, Inc. (collectively, “Vantiv”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Litle & Co. LLC (“Litle”), Litle Holdings LLC (“Seller”), the members of Seller and Thomas J. Litle IV, as members' representative, pursuant to which Vantiv agreed to acquire all of the membership interests of Litle (the “Acquisition”). The Acquisition is expected to close in the fourth calendar quarter of 2012.
Under the Purchase Agreement, Vantiv will acquire Litle on a cash free, debt free basis for an aggregate purchase price of $361 million, subject to certain adjustments, including a customary working capital adjustment (the “Purchase Price”). Vantiv expects to pay the Purchase Price utilizing cash on hand and funds available under its existing revolving credit facility.
The Purchase Agreement contains customary representations, warranties and covenants made by Vantiv, Litle and Seller and customary indemnification provisions pursuant to which the parties agree to indemnify each other for breaches of representations, warranties, covenants and other matters. Indemnification claims are generally capped at $25 million, except for indemnification claims relating to breaches of certain fundamental representations and warranties, certain specified bases for indemnification and fraud, which are capped at the Purchase Price. Indemnification claims are also subject to a $1.75 million aggregate threshold.
The Purchase Agreement may be terminated at any time prior to the closing by the mutual written consent of Vantiv and Seller, by Vantiv or Seller upon certain breaches of the Purchase Agreement (subject to certain customary limitations) and by Vantiv or Seller if the transactions contemplated by the Purchase Agreement have not been consummated on or before December 31, 2012 (subject to certain customary exceptions). The closing of the Acquisition is subject to certain customary closing conditions, including the expiration or termination of any applicable waiting periods under competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Item 7.01	Regulation FD Disclosure.
On October 31, 2012, Vantiv issued a press release announcing the Acquisition and plans to discuss the Acquisition during its third quarter 2012 earnings conference call on November 1, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. The information furnished as a part of this Item of Form 8-K, including the exhibit attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K and the exhibit furnished herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the Acquisition and the expected timing for closing the Acquisition and statements of a general economic or industry specific nature. Forward-looking statements are based on the current beliefs and expectations of Vantiv's management and involve risks, uncertainties (many of which are beyond our control) and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to differ materially from those contemplated by our forward-looking statements include, but are not limited to, general economic conditions, that Vantiv's planned acquisition of Litle may not close or may not close when planned, the expected benefits from the Acquisition may not be realized or may not be realized within the expected time period, the Acquisition may disrupt Vantiv's current business operations, Vantiv may not be able to retain key personnel, customers may not react favorably to the Acquisition, and those discussed under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Vantiv's most recently filed Quarterly Report on Form 10-Q and in Vantiv's other reports filed with the Securities and Exchange Commission hereafter. Forward-looking statements speak only as of the date on which they were originally made, and Vantiv undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued on October 31, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: October 31, 2012	By:	/s/ Mark L. Heimbouch
		Name:	Mark L. Heimbouch
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release issued on October 31, 2012

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